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                                                               Exhibit 23.2

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Arcadia Financial Ltd. for the registration of $100,000,000 of Subordinated Extendible Notes and Subordinated Fixed-Term Notes and Subordinated Note Units and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements of Arcadia Financial Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                  /s/ Ernst & Young LLP

August 3, 1999
Minneapolis, Minnesota